EXHIBIT (6)(a)

                          INVESTMENT ADVISORY AGREEMENT

     Investment Advisory Agreement made as of February 15, 1994, and revised as of August 12, 1998, between THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called the "Fund"), and FIRST AMERICAN NATIONAL BANK, a national banking association having its principal office and place of business at First American Center, 315 Deaderick Street, Nashville, Tennessee 37238-0035 (herein called the "Adviser").

     WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund intends to employ BISYS Fund Services Limited Partnership (the "Administrator") to act as the Fund's administrator; and

     WHEREAS, the Fund desires to retain the Adviser to provide investment advisory services and other services to the Fund's portfolios set forth on
Schedule 1 attached hereto, as such may be revised from time to time (each, a "Series"; the provisions herein shall apply severally to each Series), and the Adviser is willing to furnish such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT.

          (a) The Fund hereby appoints the Adviser to act as investment adviser to each Series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          (b) In the event that the Fund establishes one or more portfolios, other than those set forth on Schedule 1 hereto, and with respect to which the Fund desires the Adviser to act as investment adviser hereunder, the Fund shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Fund in writing whereupon such portfolio shall become a Series hereunder and shall be subject to the provisions of this Agreement to the same extent as the Series currently named in Schedule 1, except to the extent that said provisions (including those relating to the compensation payable to the Adviser) are modified with respect to such Series in writing by the Fund and the Adviser.

     2. DELIVERY OF DOCUMENTS.

     The Fund has furnished the Adviser with copies properly certified or authenticated of each of the following:

          (a) The Fund's Articles of Incorporation and any amendments and supplements thereto (as presently in effect and as from time to time amended or supplemented, herein called the "Charter");

          (b) The Fund's By-laws and any amendments thereto;

          (c) Resolutions of the Fund's Board of Directors authorizing the appointment of the Adviser and approving this Agreement;

          (d) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act most recently filed with the Securities and Exchange Commission (the "Commission");

          (e) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Commission; and

          (f) The Fund's current Prospectuses and Statements of Additional Information of the Series (as presently in effect and as from time to time amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

The Fund promptly will furnish the Adviser with copies of all amendments of or supplements to the foregoing, if any.

     3. SERVICES OF ADVISER.

          Subject to the supervision of the Fund's Board of Directors, the Adviser will provide a continuous investment program for each Series, including investment research and day-to-day management with respect to such Series' assets. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Series. The Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for a Series by the Fund, such Series' investment objective, policies and restrictions as stated in its Prospectus and resolutions of the Fund's Board of Directors. The Fund wishes to be informed of important developments materially affecting a Series' portfolio and the Adviser agrees to furnish to the Fund from time to time such information as the Adviser may believe appropriate for this purpose. The Adviser shall be permitted to employ one or more sub-investment advisers (each a "Sub-Adviser") to provide the day-to-day management of the investments of the Series.

     4. OTHER COVENANTS.

          The Adviser agrees that it will:

          (a) comply with all applicable rules and regulations of the Securities and Exchange Commission in performing its duties as investment adviser for the Series and, in addition, will conduct its activities under this Agreement in accordance with other applicable federal and state law;

          (b) review and analyze on a periodic basis each Series' portfolio holdings and transactions;

          (c) provide, or cause to be provided, to the Board of Directors of the Fund such reports, statistical data and economic information as may be reasonably requested in connection with the Adviser's services hereunder;

          (d) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (e) place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Series the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser also may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Series and other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Fund's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Series which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer as viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Series. In addition, the Adviser is authorized to take into account the sale of the Fund's Shares in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Fund's principal underwriter), provided the Adviser believes that the quality of the execution and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, the Fund's principal underwriter or any affiliated person of either the Fund, the Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission and other applicable federal and state laws and regulations;

          (f) maintain historical tax lots for each portfolio security held by the Series;

          (g) transmit trades to the Fund's custodian for proper settlement; and

          (h) prepare a quarterly broker security transaction summary and monthly security transaction listing for each Series.

     5. SERVICES NOT EXCLUSIVE.

          The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more Series, investment companies or accounts managed by the Adviser, the available securities or investments will be allocated in a manner believed by the Adviser to be equitable to each of them. It is recognized and acknowledged by the Fund that in some cases this procedure may adversely affect the price paid or received by a Series or the size of the position obtained for or disposed of by a Series.

     6. BOOKS AND RECORDS.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7. EXPENSES.

          Except as otherwise stated in this section 7, the Adviser shall pay all expenses incurred by it in performing its services and duties as investment adviser and shall pay all fees of each Sub-Adviser in connection with such Sub-Adviser's duties in respect of the Fund. All other expenses incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by others. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of the Adviser, any Sub-Adviser or the Administrator, or any of their affiliates, Commission fees, state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs of maintaining corporate existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Series' shares, costs of shareholders' reports and corporate meetings, costs of preparing and printing certain prospectuses and statements of additional information, and any extraordinary expenses.

     8. COMPENSATION.

          In consideration of services rendered pursuant to this Agreement, the Fund will pay the Adviser on the first business day of each month the fee at the annual rate set forth opposite the Series' name on Schedule 1 attached hereto, based upon the value of the Series' average daily net assets for the previous month. Such fee as is attributable to a Series shall be a separate charge to such Series and shall be the several (and not joint or joint and several) obligation of the Series. Fees hereunder shall be payable with respect to a Series commencing on the date of the initial public sale of such Series' shares. The Adviser agrees to accept such fee from the Fund as full compensation for the services provided and expenses assumed by it pursuant to this Agreement, and acknowledges that it shall not be entitled to any further compensation from the Fund in respect of the same.

          Net asset value shall be computed on such days and at such time or times as described in the Prospectus. Upon the commencement or any termination of this Agreement after the first day or before the end of any month, as the case may be, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and, in the case of any termination, shall be payable upon the date of termination of this Agreement.

          For the purpose of determining fees payable to the Adviser, the value of each Series' net assets shall be computed in the manner specified in the Charter for the computation of the value of the Series' net assets.

          Notwithstanding anything to the contrary herein, if in any fiscal year the aggregate expenses of a Series, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including investment advisory and administration fees, exceed the expense limitation of any such state having jurisdiction over such Series, the Fund may deduct from the fees to be paid hereunder, or the Adviser will bear, to the extent required by state law, that portion of such excess which bears the same relation to the total of such excess as the Adviser's fee hereunder bears to the total fee otherwise payable for the fiscal year by the Series pursuant to this Agreement and the Fund's Administration Agreement. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

     9. LIMITATION OF LIABILITY.

          The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that the Adviser shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of the Adviser's duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Adviser, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to a Series, or acting on any business of the Fund or of a Series (other than services or business in connection with the Adviser's duties as investment adviser hereunder) to be rendering such services to or acting solely for the Fund or such Series and not as an officer, director, partner, employee or agent or one under the control or direction of the Adviser even though paid by the Adviser.

     10. TERM.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 attached hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on
Schedule 1 attached hereto (the "Reapproval Day"), provided such continuance is specifically approved as to a Series at least annually by (a) the Fund's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement may be terminated without penalty, on 60 days' written notice to the Adviser (which notice may be waived in writing by the Adviser), by the Fund's Board of Directors or by vote of the holders of a majority of such Series' shares or may be terminated without penalty, upon not less than 90 days' written notice to the Fund (which notice may be waived in writing by the Fund), by the Adviser. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

     11. USE OF NAME.

          The parties hereto agree that (i) in the event of the termination of this Agreement, the Adviser shall have the right to require the Fund, within 30 days of such termination, to delete from the Series and its name, the word "ISG" and (ii) the Adviser or any affiliate of the Adviser shall have the right to grant to other investment companies that it may sponsor or advise the use of the word "ISG" in the name of such investment company.

     12. MISCELLANEOUS.

          (a) AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

          (b) CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 10 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

          (c) NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be effective upon actual receipt by the Fund, or on the fourth day after the postmark if such notice or other instrument is mailed via first class postage prepaid, at its office at the address first above written, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Adviser shall be effective upon actual receipt by the Adviser, or on the fourth day after the postmark if such notice or other instrument is mailed via first class postage prepaid, at its office at the address first above written, or at such other place as the Adviser may from time to time designate in writing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                              THE INFINITY MUTUAL FUNDS, INC.


                              By:______________________________
                                    William B. Blundin,
                                       President and Chairman
                                       of the Board


Attest:____________________

                              FIRST AMERICAN NATIONAL BANK


                              By:__________________________


Attest:_______________________

                                   SCHEDULE 1


                                 ANNUAL FEE AS
                                 A PERCENTAGE OF
                                 AVERAGE DAILY               REAPPROVAL               REAPPROVAL
NAME OF SERIES                      NET ASSETS                DATE                      DAY
--------------                   ----------------          ------------              ------------

ISG Aggressive
 Growth Portfolio                    .20 of 1%              December 31, 1999           December 31

ISG Capital
 Growth Portfolio                    .65 of 1%              December 31, 1998           December 31

ISG Core Income
 Portfolio                           .50 of 1%              December 31, 1998           December 31

ISG Current Income
 Portfolio                           .20 of 1%              December 31, 1999           December 31

ISG Dividend
 Growth Portfolio                    .65 of 1%              December 31, 1998           December 31

ISG Equity Value
 Portfolio                           .75 of 1%              December 31, 1999           December 31

ISG Government
 Income Portfolio                    .60 of 1%              December 31, 1999           December 31

ISG Government
 Money Market Portfolio              .25 of 1%             December 31, 1999            December 31


ISG Growth
 Portfolio                           .20 of 1%              December 31, 1999           December 31

ISG Growth and
 Income Portfolio                    .20 of 1%              December 31, 1999           December 31

ISG International
 Equity Portfolio*                       1.00%              December 31, 1999           December 31

ISG Large Cap
 Equity Portfolio                    .75 of 1%              December 31, 1999           December 31

 ISG Limited
 Duration Income
 Portfolio                           .50 of 1%              December 31, 1998           December 31

ISG Limited
 Duration Tennessee Tax
 Free Portfolio                      .50 of 1%              December 31, 1998           December 31

ISG Limited
 Duration U.S. Government
 Portfolio                           .50 of 1%              December 31, 1998           December 31

ISG Mid Cap
 Portfolio**                             1.00%              December 31, 1999           December 31

ISG Moderate
 Growth and Income
 Portfolio                           .20 of 1%              December 31, 1999           December 31

ISG Municipal
 Income Portfolio                    .60 of 1%              December 31, 1999           December 31

ISG Prime Money
 Market Portfolio                    .25 of 1%              December 31, 1998           December 31

ISG Small Cap
 Opportunity Portfolio***            .95 of 1%              December 31, 1999           December 31


ISG Tax Free
 Money Market Portfolio              .35 of 1%             December 31, 1999            December 31


ISG Tennessee
 Tax Exempt Bond
 Portfolio                           .50 of 1%              December 31, 1998           December 31

ISG U.S.
 Treasury Money
 Market Portfolio                    .25 of 1%              December 31, 1998           December 31

--------
*  The Adviser has retained Lazard Asset Management as the Series' sub-investment adviser.

* The Adviser has retained Bennett Lawrence Management, LLC as the Series' sub-investment adviser.

** The Adviser has retained Womack Asset Management, Inc. as the
   Series' sub-investment adviser.